UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 17, 2010
JAVELIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32949	88-0471759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
125 CambridgePark Drive, Cambridge, Massachusetts 02140
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 349-4500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On April 17, 2010, Javelin Pharmaceuticals, Inc., a Delaware corporation (“Javelin”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hospira, Inc., a Delaware corporation (“Hospira”) and Discuss Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Hospira (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of Javelin common stock, par value $0.001 per share (“Javelin Common Stock”) and the Merger Sub will merge with and into Javelin with Javelin continuing as the surviving corporation and a wholly-owned subsidiary of Hospira (the “Merger”).
     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions contained therein, Hospira will cause Merger Sub to commence the Offer to acquire all of the issued and outstanding shares of Javelin Common Stock, for consideration per share (the “Offer Price”) equal to a payment promptly after the acceptance of the shares in the Offer of $2.20 per share, net to the selling stockholders in cash.
     The Merger Agreement provides that Merger Sub will commence the Offer within five business days after the date of the Merger Agreement, and that the Offer will remain open for at least 20 business days. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into Javelin (the “Merger”) and Javelin will become a wholly-owned subsidiary of Hospira. At the effective time of the Merger, each issued and outstanding share of Javelin Common Stock (the “Shares”) (other than the Shares owned by Javelin, Hospira or any wholly owned subsidiary of Javelin or Hospira, and the Shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be automatically converted into the right to receive the Offer Price.
     The Merger Agreement includes customary representations, warranties and covenants of Javelin, Hospira and Merger Sub. Javelin has agreed to operate its business in the ordinary course until the effective time of the Merger, subject to certain agreed upon limitations, and has agreed to certain “non-solicitation” provisions that prohibit Javelin from soliciting proposals relating to alternative business combination transactions and, subject to certain exceptions, entering into discussions or negotiations concerning proposals for alternative transactions prior to the effective time of the Merger.
     The Merger Agreement also includes certain termination rights for Javelin and Hospira and provides that, upon termination of the Merger Agreement under specified circumstances, one party will be required to reimburse the other party’s reasonable expenses up to $2.5 million, and/or in the case of Javelin, to pay Hospira a termination fee of $2.9 million.
     Hospira’s obligation to accept for payment and pay for the Shares tendered in the Offer is subject to certain conditions, including, among other things, that at least a majority of the outstanding Shares on a fully diluted basis shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn.
     In connection with the Merger Agreement, Hospira has extended an approximately $17.2 million working capital facility to Javelin. The terms of the facility are described below in Item 2.03, which is incorporated herein by reference.

     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.
     The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Javelin, Hospira or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and only as of specified dates, were solely for the benefit of the parties to such agreement, and should not be relied upon by any other person. The representations and warranties may not be intended as statements of fact but rather as a way of allocating contractual risk between the parties to the agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged and may be modified by the information contained in the disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Javelin’s or Hospira’s public disclosures. Such representations and warranties will not survive consummation of the Merger.
IMPORTANT NOTICE
     This current report and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of Javelin. Javelin’s stockholders are urged to read the relevant Offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their Shares. Pursuant to the Merger Agreement, Merger Sub will file tender offer materials with the Securities and Exchange Commission (the “SEC”) and Javelin will file a solicitation/recommendation statement with respect to the Offer. The tender offer materials (including an offer to purchase, a related letter of transmittal and certain other documents related to the offer) and Javelin’s solicitation/recommendation statement relating to the Offer will contain important information, which should be read carefully before any decision is made with respect to the Offer. The offer to purchase, the related letter of transmittal and certain other documents related to the Offer, as well as Javelin’s solicitation/recommendation statement with respect to the Offer, will be made available to all stockholders of Javelin at no expense to them. These materials will be made available for free at the SEC’s website at www.sec.gov. Additionally, free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by directing a request to Javelin Pharmaceuticals, Inc., Attention: Investor Relations,125 CambridgePark Drive, Cambridge, MA 02140.
Item 1.02 Termination of a Material Definitive Agreement
     Prior to entering in the Merger Agreement, Javelin terminated the Agreement and Plan of Merger, dated as of December 18, 2009 (the “MPI Merger Agreement”), by and among Myriad Pharmaceuticals, Inc. (“MPI”), MPI Merger Sub, a wholly-owned subsidiary of MPI, and Javelin, in accordance with its terms. Under the terms of the MPI Merger Agreement, Javelin is required to pay to MPI a termination fee of $2.9 million and reimburse Myriad for up to $1.5 million for its reasonable expenses. Concurrently with the termination of the Myriad Merger Agreement, the voting agreements, dated December 18, 2009 between (x) Javelin, MPI and each of the directors and executive officers of Javelin and (y) Javelin, MPI and each of the directors and executive officers of Myriad, were automatically terminated.
     In connection with the termination of the MPI Merger Agreement, Javelin intends to repay all outstanding indebtedness, together with related interest, under the loan and security agreement among

MPI, Javelin and Javelin’s wholly-owned subsidiary, Innovative Drug Delivery Systems, Inc. (“IDDS”) dated December 18, 2009 (the “MPI Loan Agreement”). In connection with the termination of the MPI Merger Agreement, Javelin and IDDS are terminating the MPI Loan Agreement and repaying all loans borrowed thereunder.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     In connection with the Merger Agreement, on April 17, 2010, Javelin entered into a loan and security agreement (the “Loan and Security Agreement”) with Hospira for an approximately $17.2 million working capital facility (the “Working Capital Facility”). The Working Capital Facility may be drawn by Javelin or IDDS for general corporate purposes, up to $2.0 million per month, subject to an aggregate cap of $4.0 million, until July 2, 2010. Additionally, under the Loan and Security Agreement, Javelin may use a maximum of (a) $8,334,767.19 of the Working Capital Facility to repay the principal and interest owed to MPI under the MPI Loan Agreement, (b) $4.4 million to make the termination payments owed to MPI under the MPI Merger Agreement and (c) $500,000 may be used for commercial initiatives and activities in the Loan and Security Agreement related to Dyloject as set forth in the Loan and Security Agreement. Borrowings under the Working Capital Facility bear interest at a rate equal to 10%, and the interest and aggregate amount of any outstanding loans will be due and payable on the first to occur of (x) the closing date of the Merger, (y) within two business days or ninety days following the termination of the Merger Agreement, depending on the circumstances of such termination, or (z) an acceleration for any event of default, including without limitation, if an insolvency proceeding has been instituted. If the Merger Agreement is terminated and Hospira would be required to pay stipulated expenses under the Merger Agreement, then such amounts may be offset by any amounts outstanding under the Working Capital Facility. The obligations under the Working Capital Facility are secured by all assets of Javelin and IDDS.
     The Working Capital Facility contains certain covenants, including compliance with the Merger Agreement, limiting use of proceeds for working capital purposes and limitations on incurrence of liens and transfer of collateral, except as permitted by the Merger Agreement. Hospira may accelerate Javelin’s obligations under the Working Capital Facility for any event of default, including default in performance of the Merger Agreement (beyond all notice and cure periods thereunder) and if a voluntary or involuntary insolvency proceeding has been instituted against Javelin or IDDS.
     The foregoing summary of the Loan and Security Agreement and the Working Capital Facility contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan and Security Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 17, 2010 Javelin entered into an amended and restated retention agreement (the “Amended Retention Agreement”) with Stephen J. Tulipano, Javelin’s Chief Financial Officer and a named executive officer, which amended and restated the retention agreement between Javelin and Mr. Tulipano dated March 2, 2010. The Amended Retention Agreement provides for the grant of cash awards and severance, in connection with a proposed or consummated change in control of Javelin.
     Pursuant to the Amended Retention Agreement, Mr. Tulipano is entitled to a cash bonus award of $15,000 on the date that Merger Sub first accepts Shares for payment pursuant to the Offer, as long as he is employed by Javelin on such date. If the Merger Agreement is terminated and Mr. Tulipano remains employed by Javelin for six months following such termination, then he will be entitled to receive the bonus at such time, but in any event, no later than November 15, 2010.
     If Javelin or Hospira terminates Mr. Tulipano’s employment without cause during the twelve-month period following the date on which Merger Sub first accepts for payment Shares tendered in connection with the Offer, he will be entitled to receive on the date of termination a lump-sum cash payment equal to: (i) six months of his base salary; plus (ii) continued payment of medical coverage premiums for six months; plus (iii) all amounts that were accrued or otherwise owed but unpaid as of his date of termination for base salary, prior-year bonus, and vacation; plus (iv) a pro-rata portion of his target bonus for the year in which his employment terminates. All amounts payable under the Amended Retention Agreement are subject to applicable tax withholding.
Item 8.01 Other Events.
     Javelin’s board of directors unanimously approved cancelling Javelin’s Special Meeting of Stockholders scheduled for April 22, 2010, at which Javelin stockholders were to consider and vote upon a proposal to approve and adopt the MPI Merger Agreement and the transactions contemplated thereby, as a result of the termination of the MPI Merger Agreement.
     Javelin issued a press release dated April 19, 2010 announcing the termination of the MPI Merger Agreement and the cancellation of its Special Meeting of Stockholders scheduled for April 22, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Javelin and Hospira issued a joint press release dated April 19, 2010 announcing the Merger. A copy of the joint press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 17, 2010, by and among Hospira, Inc, Discuss Acquisition Corporation and Javelin Pharmaceuticals, Inc.*

Exhibit 10.1	Loan and Security Agreement, dated April 17, 2010, by and among by and among Hospira, Inc, Javelin Pharmaceuticals, Inc., and Innovative Drug Delivery Systems, Inc.

Exhibit 99.1	Press Release of Javelin Pharmaceuticals, Inc. dated April 19, 2010.

Exhibit 99.2	Joint Press Release dated April 19, 2010.

*	The schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Javelin will furnish copies of the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Javelin Pharmaceuticals, Inc.
Date: April 19, 2010	By:	/s/ Martin J. Driscoll
		Name:	Martin J. Driscoll
		Title:	Chief Executive Officer

EXHIBIT LIST

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 17, 2010, by and among Hospira, Inc, Discuss Acquisition Corporation and Javelin Pharmaceuticals, Inc.*

Exhibit 10.1	Loan and Security Agreement, dated April 17, 2010, by and among by and among Hospira, Inc, Javelin Pharmaceuticals, Inc., and Innovative Drug Delivery Systems, Inc.

Exhibit 99.1	Press Release of Javelin Pharmaceuticals, Inc. dated April 19, 2010.

Exhibit 99.2	Joint Press Release dated April 19, 2010.

*	The schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Javelin will furnish copies of the omitted schedules and exhibits to the SEC upon request by the SEC.